Exhibit 4.4

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IF REASONABLY REQUESTED THAT SUCH REGISTRATION IS NOT REQUIRED.

PROGRESO FINANCIERO HOLDINGS, INC.

WARRANT TO PURCHASE SERIES F-1 PREFERRED STOCK

No. PF-1-9	January 8, 2013

VOID AFTER JANUARY 22, 2022

THIS CERTIFIES THAT, for value received, QED Fund II, LP or its assigns (the “Holder”), is entitled to subscribe for and purchase from PROGRESO FINANCIERO HOLDINGS, INC., a Delaware corporation (the “Company”), the Exercise Shares (subject to adjustment and the vesting provisions as provided herein) at the Exercise Price (subject to adjustment as provided herein) upon the occurrence of any of event constituting an Exercise Date.

1.     DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a)    “Exercise Date” shall mean the earlier of the date of (i) termination of the services of QED Investors, LLC (the “Termination of Services”) as an advisor to the Company pursuant to the Advisory Services Agreement between the Company and QED Fund II, LP of even date herewith (the “Advisory Services Agreement”), (ii) the date immediately prior to date of closing of the initial public offering of securities of the Company registered under the Securities Act of 1933, as amended, (the “IPO”) or (iii) the date immediately prior to the date of closing of a Liquidation Event (as defined in the Company’s Certificate of Incorporation, as the same may be amended from time to time).

(b)    “Exercise Period’’ shall mean, (i) with respect to a Termination of Services, the period commencing with the Exercise Date and ending January 22, 2022, unless sooner terminated as provided below, (ii) with respect to an IPO, the period commencing with the Exercise Date and ending six (6) months later, unless sooner terminated as provided below, or (iii) with respect to a Liquidation Event, the period commencing with the date the Company delivers a notice to Holder pursuant to Section 7 below and ending on the date immediately prior to the date of closing of such Liquidation Event.

(c)    “Exercise Price” shall mean $0.7681910 per Exercise Share, subject to adjustment pursuant to Section 5 below.

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(d)    “Exercise Shares” shall mean l00,000 shares of the Company’s Series F-1 Preferred Stock.

2.     EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)     An executed Notice of Exercise in the form attached hereto;

(b)     Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

(c)     This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1    Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (A-B) A

Where X =	the number of Exercise Shares to be issued to the Holder

Y =	the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one Exercise Share (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

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For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s IPO, the fair market value per share shall be the product of (i) the per share offering price to the public in the Company’s IPO, and (ii) the number of shares of Common Stock into which each Exercise Share is convertible at the time of such exercise.

2.2    Automatic Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all Exercise Shares subject to this Warrant, and if the fair market value of one Exercise Share is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 2.1 above (even if not surrendered) immediately before its termination or expiration. For purposes of such automatic exercise, the fair market value of one Exercise Share upon such termination or expiration shall be determined pursuant to Section 2.1 above. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 2.1, the Company agrees to promptly notify the Holder of the number of Exercise Shares, if any, the Holder is to receive by reason of such automatic exercise.

3.     COVENANTS OF THE COMPANY.

3.1    Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Exercise Shares to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of such series of the Company’s equity securities shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes.

4.     REPRESENTATIONS OF HOLDER.

4.1    Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares

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or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2     Securities Are Not Registered.

(a)    The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b)    The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c)    The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3     Disposition of Warrant and Exercise Shares.

(a)    The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)    The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii)     There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

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(iii)    The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act of 1933, as amended, except in unusual circumstances.

(b)    The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4.4    Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

5.     ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES.

5.1    Vesting. This Warrant shall vest over the next four (4) years on a monthly basis at the rate of l/48th per month measured from January 22, 2012 (the “Vesting Commencement Date”), provided that QED Investors, LLC continues to serve as an advisor to the Company pursuant to the Advisory Services Agreement on each such monthly anniversary of the Vesting Commencement Date. For the avoidance of doubt, if QED Investors, LLC’s service to the Company is terminated for any reason prior to January 22, 2016, this Warrant shall be exercisable in the Exercise Period for that number of shares of Series F-1 Preferred Stock equal to the product of (A) a fraction, the numerator of which is the number of months QED Investors, LLC has served as an advisor to the Company, measured from the Vesting Commencement Date, and the denominator of which is forty-eight (48), and (B) the Exercise Shares.

5.2    Changes in Securities. In the event of changes in the series of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the

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event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. For purposes of this Section 5, the “Aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

5.3     Automatic Conversion. Upon the automatic conversion of all outstanding shares of the series of equity securities comprising the Exercise Shares, this Warrant shall become exercisable for that number of shares of Common Stock of the Company into which the Exercise Shares would then be convertible, so long as such shares, if this Warrant had been exercised prior to such offering, would have been converted into shares of the Company’s Common Stock pursuant to the Company’s Certificate of Incorporation. In such case, all references to “Exercise Shares” shall mean shares of the Company’s Common Stock issuable upon exercise of this Warrant, as appropriate.

6.     FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

7.     TERMINATION. This Warrant shall automatically terminate upon the earlier of (i) January 22, 2022 or (ii) at 11:59 p.m. Pacific Standard Time on the last day of the Exercise Period. In the event of an IPO or a Liquidation Event, the Company shall provide to the Holder twenty (20) days advance written notice of such IPO or Liquidation Event, and this Warrant shall be deemed exercised pursuant to Sections 2.1 and 2.2 on the last day of the Exercise Period.

8.     Market Stand-Off Agreement. Holder hereby agrees that Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock (or other securities) of the Company held by Holder (other than those included in the registration) during the 180-day period following the effective date of the IPO (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation); provided, that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. Holder further agrees to execute and deliver such other agreements as may be

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reasonably requested by the Company or the managing underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 8 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period. Holder agrees that any transferee of the Warrant (or other securities) of the Company held by Holder shall be bound by this Section 8. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

9.      NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10.    TRANSFER OF WARRANT. Subject to the Company’s prior written consent, applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company. Notwithstanding the foregoing, this Warrant may be transferred by Holder to any of its affiliates (each, a “QED Entity”) at any time (subject such QED Entity executing an investment letter in form and substance satisfactory to the Company).

11.    LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12.    AMENDMENT. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.

13.    NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after

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deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at 311 Cameron Street, Alexandria, Virginia 22314 or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

14.    ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15.    MISCELLANEOUS. In the event the parties determine that the exercise of this Warrant results in taxable income with respect to the holder of this Warrant, such income shall be reported as taxable income of Holder. The Company will not report any such taxable income to any individual partner or principal of Holder or its affiliates.

16.    GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California without giving effect to conflicts of laws principles.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of January 8, 2013.

PROGRESO FINANCIERO HOLDINGS, INC.

By:	/s/ RAUL VAZQUEZ
Name:	RAUL VAZQUEZ
Title:	CEO
Address:	171 Constitution Drive
Menlo Park, CA 94025

[SIGNATURE PAGE]

NOTICE OF EXERCISE

TO: PROGRESO FINANCIERO HOLDINGS, INC.

(1)    ☐    The undersigned hereby elects to purchase              shares of              (the “Exercise Shares”) of Progreso Financiero Holdings, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full , together with all applicable transfer taxes, if any.

 ☐    The undersigned hereby elects to purchase                  shares of              (the “Exercise Shares”) of Progreso Financiero Holdings, Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)    Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3)    The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to

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make any disposition of all or any part of the aforesaid shares of Exercise Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or, if reasonably requested by the Company, the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

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ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form

and supply required information. Do not use this

form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:	, 20

Holder’s
Signature:

Holder’s
Address:

Agreed to and Acknowledged by:

PROGRESO FINANCIERO HOLDINGS, INC.

Name:
Title:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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